UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2026

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	ISTR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets

Effective as of January 1, 2026, Investar Holding Corporation (“Investar”), the holding company for Investar Bank, National Association (“Investar Bank”), completed its previously announced acquisition of Wichita Falls Bancshares, Inc. (“WFB”), the holding company for First National Bank.

The acquisition was completed in accordance with the previously announced Agreement and Plan of Merger, dated July 1, 2025, by and between Investar and WFB (the “Merger Agreement”), which provided for the merger of WFB with and into Investar, with Investar as the surviving corporation, followed by the merger of First National Bank with and into Investar Bank, with Investar Bank as the surviving bank. Under the terms of the Merger Agreement, Investar issued an aggregate of 3,955,334 shares of its common stock and $7.2 million in cash to the shareholders of WFB as consideration for the exchange of their shares of WFB common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Investar’s Current Report on Form 8-K filed on July 1, 2025 and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As a result of and upon the completion of the Merger, effective January 1, 2026, Investar assumed WFB’s obligations with respect to an aggregate principal amount of $9.3 million of junior subordinated debentures (the “Debentures”) underlying $9.0 million in aggregate liquidation amount of trust preferred securities, comprised of (i) $6,186,000 in aggregate principal amount issued to Wichita Falls Statutory Trust I and (ii) $3,093,000 in aggregate principal amount issued to Chico Statutory Trust I. Interest on the Debentures is payable quarterly at a rate equal to the three-month SOFR rate plus 3.1%, as adjusted (7.05% at December 31, 2025), and interest is deferrable on a cumulative basis for up to 20 consecutive quarters. No principal payments are due with respect to the Debentures until maturity on June 26, 2033. The trust securities referenced above bear the same interest rate and terms as the Debentures. With certain exceptions, the amount of the principal and any accrued and unpaid interest on the Debentures is subordinated in right of payment to the prior payment in full of all senior and subordinated indebtedness of Investar.

Investar holds 100% of the common securities of Wichita Falls Statutory Trust I and Chico Statutory Trust I, which equates to $186,000 and $93,000, respectively, in aggregate liquidation amount of such trusts, with the preferred securities of each such trust being held by parties unaffiliated with Investar. The trust preferred securities are intended to qualify as Tier 1 capital under the Federal Reserve Board’s regulatory capital guidelines applicable to bank holding companies on a consolidated basis.

The supplemental indentures pursuant to which Investar assumed the Debentures, as well as the original indentures pursuant to which the Debentures were issued, and the original purchase agreements pursuant to which the trust securities were issued, have not been filed herewith in accordance with Item 601(b)(4)(iii) of Regulation S-K under the Securities Act. Investar will furnish a copy of such indentures and purchase agreements to the Commission upon request.

In addition to the Debentures, as a result of the Merger, as of January 1, 2026, Investar assumed WFB’s obligations on an unsecured basis with respect to a $10.0 million note to TIB, N.A. The indebtedness bears interest at a variable rate equal to the Wall Street Journal prime rate, with principal obligations on the note subject to repayment annually over a 10 year period beginning February 22, 2027. Under the terms of the note, Investar may prepay the note in full at any time and from time to time without penalty, and Investar expects to repay the note in full in January 2026. The loan agreement and the note related to the indebtedness to TIB, N.A. have not been filed herewith in accordance with Item 601(b)(4)(iii) of Regulation S-K under the Securities Act, but Investar will furnish a copy of such agreement to the Commission upon request.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2026, David Flack and James Dunkerley were appointed to fill two newly created vacancies on the board of directors of Investar, with the initial term of each to expire upon the election of directors at Investar’s 2026 annual meeting. Each of Messrs. Flack and Dunkerley was also appointed as a director of Investar Bank. Each of Messrs. Flack and Dunkerley was appointed to serve on the board of directors of Investar and Investar Bank under the terms of the Merger Agreement, which provide for the initial appointment of each director with an obligation to renominate each such director at the first annual meeting of the shareholders of Investar following the completion of the Merger. The board of directors of Investar determined that Messrs. Flack and Dunkerley are independent pursuant to the director independence standards established under the NASDAQ Stock Market listing rules. Upon recommendation of the Nominating and Governance Committee of the board of directors of Investar, the board of directors of Investar appointed Mr. Flack as a member of the Mergers and Acquisitions Committee of Investar and the Asset/Liability Committee of Investar Bank and Mr. Dunkerley as a member of the Enterprise Risk Committee of Investar and the Compliance Committee of Investar Bank.

Messrs. Flack and Dunkerley will receive compensation for their board of directors of Investar and respective committee service in accordance with Investar’s standard compensation arrangements for non-employee directors, which are described in Investar’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 8, 2025 under the heading “Non-Employee Director Compensation.”

There are no family relationships between Messrs. Flack and Dunkerley and any director or executive officer of Investar, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01     Other Events

On January 2, 2026, Investar issued the press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the completion of its acquisition of WFB.

Item 9.01     Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired.

Any financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b)          Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d)          Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release, dated January 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: January 6, 2026	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer